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                                                                    EXHIBIT 10.2

                                 URS CORPORATION
                             RESTRICTED STOCK AWARD

                                  GRANT NOTICE
                          (1999 EQUITY INCENTIVE PLAN)

URS Corporation (the "Company"), pursuant to its 1999 Incentive Equity Plan (the "Plan"), hereby grants to Participant the right to receive the number of shares of the Company's Common Stock set forth below ("Award"). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.

Participant:                                         Martin M. Koffel
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Participant's Social Security Number:
Fair Market Value Per Share:

VESTING SCHEDULE: 100% of the shares vest on the first anniversary of the Vesting Commencement Date.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant further acknowledges that this Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of Common Stock in the Company and supersede all prior oral and written agreements on that subject with the exception of awards previously granted and delivered to Participant under the Plan.

URS CORPORATION                            PARTICIPANT:

By: __________________________________     By: _________________________________
    Kent P. Ainsworth                      Martin M. Koffel
    Executive Vice President and
    Chief Financial Officer

ATTACHMENTS: Restricted Stock Award Agreement and 1999 Incentive Equity Plan

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                                  ATTACHMENT I
                        RESTRICTED STOCK AWARD AGREEMENT

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                                 URS CORPORATION
                           1999 INCENTIVE EQUITY PLAN

              RESTRICTED STOCK AWARD AGREEMENT FOR MARTIN M. KOFFEL

      Pursuant to Section 4(b) of the Employment Agreement (as defined below), the Restricted Stock Award Grant Notice ("Grant Notice") and this Restricted Stock Award Agreement (collectively, the "Award"), and in consideration of your past services, URS Corporation (the "Company") has awarded you a restricted stock award under its 1999 Incentive Equity Plan (the "Plan") for the number of shares of the Company's Common Stock subject to the Award indicated in the Grant Notice. Except where indicated otherwise, defined terms not explicitly defined in this Restricted Stock Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your Award are as follows:

      1. VESTING. Subject to the limitations contained herein, your Award shall vest as provided in the Grant Notice. Notwithstanding the foregoing, vesting of your Award shall be accelerated both (i) in the circumstances provided in
Section 12(c) of the Plan and (ii) under the circumstances set forth in Section 6 below. The shares subject to your Award will be held by the Company until your interest in such shares vests. As each portion of your interest in the shares vests, the Company shall issue you a stock certificate covering such vested shares.

      2. NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

      3. PAYMENT. This Award was granted in consideration of your past services to the Company. You will not be required to make any payment to the Company with respect to your receipt of the Award or the vesting thereof.

      4. SECURITIES LAW COMPLIANCE. You will not be issued any shares under your Award unless the shares are either (a) then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

      5. TRANSFER RESTRICTIONS. Prior to the time that they have vested, you may not transfer, pledge, sell or otherwise dispose of the shares subject to the Award. For example, you may not use shares subject to the Award that have not vested as security for a loan. In addition, you may not transfer, pledge, sell or otherwise dispose of the shares subject to the Award that have vested at any time when applicable securities laws or Company policies would prohibit such a transfer. This restriction on the transfer of vested shares will lapse upon your termination of Continuous Service. Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to receive vested shares as of the date of your death.

                                       1.

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      6. TERMINATION OF CONTINUOUS SERVICE; ACCELERATION OF VESTING. In the
event your Continuous Service terminates for any reason, you will be credited with the vesting that has accrued under your Award as of the date of your termination of Continuous Service; provided, however, that the Award automatically shall become vested in full as of the effective date of such termination (i) if your Continuous Service terminates pursuant to any of clauses
(iv), (v) or (vi) of Section 6(a) of the employment agreement that you entered into with the Company on September 5, 2003, as amended from time to time (the "Employment Agreement"), or (ii) if such termination is the result of your death or Disability (as such term is defined in your Employment Agreement).

      7. RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

      8. RIGHTS AS A STOCKHOLDER. You shall exercise all rights and privileges of a stockholder of the Company with respect to the shares subject to your Award. You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested.

      9. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to (i) alter the terms of your Employment Agreement or (ii) create in any way whatsoever any obligation on your part to continue in the employ of the Company or any affiliate thereof, or on the part of the Company or any affiliate thereof to continue your employment or service. In addition, nothing in your Award shall obligate the Company or any affiliate thereof, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or any affiliate thereof.

      10. WITHHOLDING OBLIGATIONS.

            (a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any affiliate thereof, if any, which arise in connection with your Award. Such withholding obligations may be satisfied by your relinquishment of your right to receive a portion of the shares otherwise issuable to you pursuant to the Award; provided, however, that you shall not be authorized to relinquish your right to shares with a fair market value in excess of the amount required to satisfy the minimum amount of tax required to be withheld by law.

            (b) Unless the tax withholding obligations of the Company and/or any affiliate thereof are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

      11. TAX CONSEQUENCES. The acquisition and vesting of the shares may have adverse tax consequences to you that may be mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within thirty (30) days after the date of the grant of

                                       2.

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your Award. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE
COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

      12. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      13. MISCELLANEOUS.

            (a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

            (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

            (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

      14. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

                                       3.

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                                  ATTACHMENT II

                           1999 INCENTIVE EQUITY PLAN